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                                                                  Exhibit 10.19

                          LOAN MODIFICATION AGREEMENT

    This Loan Modification Agreement is entered into as of March 10, 2000, by and between FVC.Com, Inc. formerly known as First Virtual Corporation ("Borrower") and Silicon Valley Bank ("Bank").

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated July 3, 1996, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Committed Line in the original principal amount of One Million Dollars ($1,000,000) (the "Revolving Facility"). The Revolving Facility has been modified pursuant to among other documents an Amendment to Loan and Security Agreement dated June 10, 1998, pursuant to which, among other things, the principal amount of the Revolving Facility was increased to Ten Million Dollars ($10,000,000). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the indebtedness shall be referred to as the "Security Documents." Hereinafter, the Security Documents, together with all other documents evidencing or securing the indebtedness shall be referred to as the "Existing Loan Documents."

3.  DESCRIPTION OF CHANGE IN TERMS.

    A.   MODIFICATION(S) TO LOAN AGREEMENT.

         1. Section 6.9 entitled "Tangible Net Worth" is hereby amended in part to provide that Borrower shall maintain as of the last day of quarter ending December 31, 1999, a Tangible Net worth of not less than Twenty Seven Million Dollars ($27,000,000).

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. PAYMENT OF LOAN FEE. Borrower shall pay to Bank a fee in the amount of Five Hundred Dollars ($500) (the "Loan Fee") plus all out-of-pocket expenses.

6. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that it has no defenses against the obligations to pay any amounts under the indebtedness.

7. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

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8.  CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon Borrower's payment of the Loan Fee.

    This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                              BANK:

FVC.COM, INC. FORMERLY KNOWN AS        SILICON VALLEY BANK
FIRST VIRTUAL CORPORATION

By: /s/ Truman Cole      [Truman Cole] By: /s/ Joy C. Olgzay
   -------------------------------        --------------------------------
      Vice President                   Name: Joy C. Olgzay
     -----------------------------          ------------------------------
Title: Chief Financial Officer         Title: Vice President
      ----------------------------           -----------------------------





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